UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 5, 2010
CommerceFirst Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	0-51104	52-2180744

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1804 West Street, Suite 200, Annapolis, Maryland	21401

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 410.280.6695
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to Vote of Security Holders.
(a) On May 5, 2010, the annual meeting of shareholders of CommerceFirst Bancorp, Inc. (the “Company”) was held for the purposes of:
(i)	electing three (3) directors to serve until the 2013 annual meeting and until their successors are duly elected and qualified, and

(ii)	ratifying the appointment of TGM Group, LLC as the Company’s independent registered public accounting firm.
(b) (i) The name of each director elected at the meeting, and the number of votes cast for such persons, votes withheld and broker non-votes, are set forth below.

Name	For	Withheld	Broker Non-votes
Edward B. Howlin, Jr.	928,722	3,400	475,214
Charles L. Hurtt, Jr.	928,722	3,400	475,214
Lamont Thomas	907,392	24,730	475,214
(ii) The number of votes cast for or against, and the number of abstentions and broker non-votes cast on the ratification of the appointment of TGM Group, LLC as the Company’s independent registered public accounting firm is as set forth below:

For	Against	Abstain	Broker Non-votes
1,397,178	9,000	1,158	0
(c) There have been no settlements between the Company and any other person with respect to terminating any solicitation.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCEFIRST BANCORP, INC.
By:	/s/ Richard J. Morgan
Richard J. Morgan,
President, Chief Executive Officer

Dated: May 6, 2010